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                                                                   EXHIBIT 10.34

                             Catalina Lighting, Inc.
                              STOCK INCENTIVE PLAN

1. Purpose of the Plan.

      The purpose of the Catalina Lighting, Inc. Stock Incentive Plan (the "Plan") is to promote the interests of Catalina Lighting, Inc. (the "Company"), its subsidiaries and its shareholders by (i) attracting and retaining employees, officers, directors, consultants and advisors of outstanding ability, (ii) motivating such persons, by means of performance-related incentives, to achieve long-range performance goals, and (iii) enabling such persons to participate in the long-term growth and financial success of the Company and its subsidiaries. For purposes of this Plan, "subsidiary" shall mean any company (whether a corporation, partnership, joint venture or other form of entity) in which the Company, or a corporation in which the Company owns a majority of the shares of capital stock, directly or indirectly, owns an equity interest of more than fifty percent (50%), except that solely with respect to determining whether options issued to employees of a subsidiary may be Incentive Stock Options (as defined in Section 3) the term "subsidiary" shall have the same meaning as the term "subsidiary corporation" as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

2. Administration.

      (a) Subject to the following paragraphs, the Plan shall be administered by the Company's Board of Directors (the "Board") or by a Compensation Committee of the Board (the "Compensation Committee"). If the Board delegates to the Compensation Committee the authority to administer the Plan, the Compensation Committee shall be empowered to take all actions reserved to the Board under the Plan. The Board is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan, and to make all other determinations necessary for the administration of the Plan. All such actions by the Board shall be conclusive, final and binding on all recipients of grants hereunder ("participants").

      (b) For so long as the Company's common stock ("Common Stock") is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any Compensation Committee to which Plan administration is delegated shall consist solely of Board members who qualify as (i) "Non-Employee Directors" as defined under Rule 16b-3 under the Exchange Act and (ii) "outside directors" as defined under Section 162(m) or any successor provision of the Code and applicable Treasury regulations thereunder, if and to the extent such qualification is necessary so that grants made under the Plan or the exercise of rights thereunder will qualify for any tax or other material benefit to participants or the Company and its subsidiaries under applicable law.

      (c) Notwithstanding the foregoing, the Board may, subject to any limitations or restrictions the Board may impose from time to time, delegate to the Chief Executive Officer the authority to administer the Plan, including the authority to grant Options (as defined in Section 3) to employees (other than the Chief Executive Officer), consultants or advisors of the Company and its subsidiaries who are not subject, by reason of their position with the Company or its subsidiaries, to the requirements of Section 16 of the Exchange Act and who are not expected to be subject to the limitations of Code Section 162(m).
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3. Grants.

      Grants under the Plan may be in the form of options which qualify as "incentive stock options" within the meaning of Code Section 422 or any successor provision ("Incentive Stock Options") and options which do not so qualify ("Nonqualified Options" and, collectively with Incentive Stock Options, "Options"). Incentive Stock Options may be granted only to employees of the Company or its subsidiaries. Each grant of an Option shall be designated in the applicable "Grant Instrument" (as defined in Section 5) as an Incentive Stock Option or a Nonqualified Option, as appropriate. If, notwithstanding its designation as an Incentive Stock Option, all or a portion of any Option grant does not qualify under the Code as an Incentive Stock Option, the portion which does not so qualify shall be treated for all purposes hereunder as a Nonqualified Option.

4. Shares Subject to the Plan.

      Subject to adjustment as provided in Section 8, the maximum aggregate number of shares of Common Stock that may be subject to grants made under the Plan is 2,250,000. The Common Stock to be offered under the Plan shall be authorized and unissued Common Stock or issued Common Stock that shall have been reacquired by the Company and held in its treasury. The Common Stock covered by any unexercised portion of terminated stock options granted under the Plan may again be subject to new grants under the Plan. In the event the purchase price of an Option is paid in whole or in part through the delivery of Common Stock, only the net number of shares of Common Stock issuable in connection with the exercise of the Option shall be counted against the number of shares remaining available for grant under the Plan. No participant shall receive grants in respect of more than 1,000,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 8).

5. Participants.

      The Board shall determine and designate from time to time those employees, directors, consultants and advisors of the Company or its subsidiaries who shall be granted Options under the Plan and the number of shares of Common Stock to be covered by each such Option grant; provided, that any such consultants or advisors who receive grants under the Plan render bona fide services to the Company or its subsidiaries that are not in connection with the offer or sale of securities in a capital-raising transaction. In making its determinations, the Board shall take into account the present and potential contributions of the respective individuals to the success of the Company and its subsidiaries and such other factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan. Each grant shall be evidenced by a written Option agreement or grant form ("Grant Instrument") as the Board shall approve from time to time.

6. Fair Market Value.

      For all purposes under the Plan, the term "Fair Market Value" shall mean, as of any applicable date: (i) if the principal securities market on which the Common Stock is traded is a national securities exchange or The Nasdaq National Market ("NNM"), the closing price of the Common Stock on such exchange or NNM, as the case may be, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (ii) if the Common Stock is not traded on a national securities exchange or NNM, the closing price on such date as reported by The Nasdaq SmallCap Market, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (iii) if the principal securities market on which the Common Stock is traded is not a national securities exchange, NNM or The Nasdaq SmallCap Market, the average of the bid and asked


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prices reported by the National Quotation Bureau, Inc.; (iv) if not reported by the National Quotation Board, the closing price of a share of Common Stock on the date of grant as reported on the OTC Bulletin Board; or (v) if the price of the Common Stock is not so reported, the Fair Market Value of the Common Stock as determined in good faith by the Board.

7. Grants of Options.

      (a) Exercise Price of Options. Incentive Stock Options shall be granted at an exercise price of not less than 100% of the Fair Market Value on the date of grant; provided, however, that Incentive Stock Options granted to a participant who at the time of such grant owns (within the meaning of Code Section 424(d)) more than 10% of the voting power of all classes of stock of the Company (a "10% Holder") shall be granted at an exercise price of not less than 110% of the Fair Market Value on the date of grant. Nonqualified Options shall be granted at an exercise price as determined in each case by the Board.

      (b) Term and Termination of Options.

            (1) The Board shall determine the term within which each Option may be exercised, in whole or in part, provided that (i) such term shall not exceed 10 years from the date of grant, (ii) the term of an Incentive Stock Option granted to a 10% Holder shall not exceed 5 years from the date of grant, and
(iii) the aggregate Fair Market Value (determined on the date of grant) of Common Stock with respect to which Incentive Stock Options granted to a participant under the Plan or any other plan of the Company and its subsidiaries become exercisable for the first time in any single calendar year shall not exceed $100,000.

            (2) Unless otherwise determined by the Board, all rights to exercise Options shall terminate on the first to occur of (i) the scheduled expiration date as set forth in the applicable Grant Instrument, (ii) 60 days following the date of termination of employment for any reason other than the participant's death or permanent disability (as defined in Code Section 22(e)(3)), (iii) 1 year following the date of termination of employment or provision of services by reason of the participant's death or permanent disability (as defined in Code
Section 22(e)(3)), or (iv) as may be otherwise provided in the event of a Change of Control as defined in Section 9; provided, however, that in the event that a participant ceases to be employed by or to provide services to the Company and its subsidiaries due to a termination for "cause" (as defined in Section 7(b)(3)), all rights to exercise Options held by such participant shall terminate immediately as of the date such participant ceases to be employed by or to provide services to the Company or its subsidiaries. Unless otherwise determined by the Board, vesting of Options ceases immediately upon termination of employment or provision of services for any reason, and any portion of an Option that has not vested on or before the date of such termination is forfeited on such date.

            (3) As used in this Plan, the term "cause" shall mean (i) "cause" as defined in any applicable employment or services agreement between the Company and a participant for purposes of determining whether a termination of such agreement is for cause or (ii) in the absence of such agreement, a determination by the Board that the participant has engaged in conduct injurious to the Company or any of its subsidiaries, including, without limitation, embezzlement, theft, destruction of property, unethical business conduct, commission of a felony or any other crime of moral turpitude, dishonesty in the course of his or her employment or service, the disclosure of trade secrets or confidential information of the Company or its subsidiaries to persons not entitled to receive such information, violation of any rule or policy of the Company that is not cured within 15 days after the participant is given notice of such violation, breach of any noncompetition or nonsolicitation covenant or any other agreement between the participant and the Company or a subsidiary, or any other conduct that is injurious to the Company or any of its subsidiaries.


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      (c) Payment for Shares. Full payment for shares purchased upon exercise of
Options granted under the Plan shall be made at the time the Options are exercised in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Board may approve, including, without limitation, (i) by the participant's delivery to the Company of a promissory note containing such terms as the Board may determine, (ii) by the participant's delivery to the Company of shares of Common Stock that have been held by the participant for at least six months prior to exercise of the Options, valued at the Fair Market Value of such shares on the date of exercise, or (iii) if the Common Stock is publicly traded, pursuant to a cashless exercise arrangement with a broker on such terms as the Board may determine; provided, however, that if payment is made pursuant to clause (i), the then par value of the purchased shares shall be paid in cash if required by applicable law or otherwise deemed appropriate by the Board. No shares of Common Stock shall be issued to the participant until such payment has been made, and a participant shall have none of the rights of a shareholder with respect to Options held by such participant.

      (d) Other Terms and Conditions. The Board shall have the discretion to determine terms and conditions, consistent with the Plan, that will be applicable to Options, including, without limitation, performance-based criteria for acceleration of the date on which certain Options shall become exercisable. Options granted to the same or different participants, or at the same or different times, need not contain similar provisions.

      (e) Substitution of Options. Options may be granted under the Plan from time to time in substitution for stock options of other entities ("Acquired Companies") in connection with the merger or consolidation of an Acquired Company with the Company or its subsidiaries, the acquisition by the Company or by its subsidiaries of all or a portion of the assets of an Acquired Company, or the acquisition of stock of an Acquired Company such that the Acquired Company becomes a subsidiary of the Company.

8. Adjustments to Reflect Capital Changes.

      The number and kind of shares subject to outstanding Option grants, the exercise price applicable to Options previously granted, and the number and kind of shares available subsequently to be granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares or other change in capitalization with a similar substantive effect upon the shares of capital stock subject to the Plan or to Options granted under the Plan. The Board shall have the sole power and discretion to determine the nature and amount of the adjustment to be made in each case. The adjustment so made shall be final and binding on all participants.

9. Definition of Change of Control.

      For purposes of this Plan, a "Change of Control" shall mean the occurrence of any of the following events:

      (a) the acquisition, other than solely from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or an employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); or

      (b) a reorganization, merger, consolidation or recapitalization of the Company (a "Business Combination"), other than a Business Combination in which more than 50% of the combined voting power


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of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

      (c) a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the Company's assets.

10. Consequences of a Change of Control.

      (a) Unless otherwise determined by the Board, immediately prior to a Change of Control that is, in the Board's determination, primarily for cash, all outstanding Options which have been granted under the Plan and which are not exercisable as of the effective date of the Change of Control shall automatically accelerate and become exercisable upon the effective date of the Change of Control; provided, that any exercise of such accelerated Options shall be contingent upon the actual consummation of the Change of Control.

      (b) Unless otherwise determined by the Board, upon a Change of Control that the Board determines is not primarily for cash as described in subsection
(a) above, each outstanding Option shall be assumed by the Acquiring Corporation (as defined below) or parent thereof or replaced with a comparable option or right to purchase shares of the capital stock, or equity equivalent instrument, of the Acquiring Corporation or parent thereof, or other comparable rights (such assumed and comparable options and rights, together, the "Replacement Options"); provided, however, that if the Acquiring Corporation or parent thereof does not intend to grant Replacement Options, then unless otherwise determined by the Board all outstanding Options which have been granted under the Plan and which are not exercisable as of the effective date of the Change of Control shall automatically accelerate and become exercisable immediately prior to the effective date of the Change of Control; provided, that any exercise of such accelerated Options shall be contingent upon the actual consummation of the Change of Control. The term "Acquiring Corporation" means the surviving, continuing, successor or purchasing corporation, as the case may be. Notwithstanding anything in the Plan to the contrary, the Board shall have discretion, in the applicable Grant Instrument or an amendment thereof, to provide for the acceleration of Options upon a Change of Control. The Board may determine in its discretion (but shall not be obligated to do so) that in lieu of the issuance of Replacement Options, all holders of outstanding Options which are exercisable immediately prior to a Change of Control (including those that become exercisable under Section 10(a) or this Section 10(b)) will be required to surrender them in exchange for a payment, in cash or Common Stock as determined by the Board, of an amount equal to the amount (if any) by which the then Fair Market Value of Common Stock subject to unexercised Options exceeds the exercise price of those Options, with such payment to take place as of the date of the Change of Control or such other date as the Board may prescribe.

      (c) Any Options that are not assumed or replaced by Replacement Options, exercised or cashed out prior to or concurrent with a Change of Control will terminate effective upon the Change of Control or at such other time as the Board deems appropriate, unless otherwise expressly provided in any applicable Grant Instrument.

      (d) Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, no action described in the Plan shall be taken (including, without limitation, actions described in subsections (a), (b) and (c) above) if such actions would make the Change of Control ineligible for desired accounting or tax treatment and if, in the absence of such actions, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to such Change of Control.


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11. Transferability of Options.

      Unless otherwise determined by the Board with respect to Nonqualified Options, Options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution and are exercisable during a participant's lifetime only by the participant.

12. Right to Repurchase and Right to Recover

      (a) In the case of any participant whose employment or service terminates for any reason (including, without limitation, death, disability, retirement, voluntary resignation or termination, or involuntary termination with or without cause), except as otherwise provided in any Grant Instrument, the Company shall have a right, exercisable at any time and from time to time after such termination, to repurchase from the participant (or any successor in interest by purchase, gift or other mode of transfer) any shares of Common Stock issued to such terminated participant under the Plan and still held by the participant upon the participant's termination of employment or service. Such repurchase shall be made at the Fair Market Value of the shares of Common Stock at the time of repurchase unless the participant's employment or service was terminated for cause (as that term is defined in Section 7(b)(3)) or, in the Board's determination, the participant has taken any action prior to or following his termination of employment or service which would have constituted grounds for a termination for cause, in either of which case such repurchase shall be made at the lower of the Fair Market Value of the shares of Common Stock at the time of repurchase or the purchase price paid by the participant for such shares of Common Stock. With respect to shares of Common Stock previously issued to a terminated participant under the Plan and no longer held by the participant upon the participant's termination of employment or service, to the extent that such participant is terminated for cause or, in the Board's determination, the participant has taken any action prior to or following his termination of employment or service which would have constituted grounds for a termination for cause, in either of which case, the Company shall be entitled to recover from the participant, a dollar amount equal to the difference between the exercise price paid by the participant for such shares of Common Stock and the sale price realized by the participant upon the disposition of for such shares of Common Stock. This right to repurchase shares of Common Stock or to recover amounts from a participant shall be exercisable by the Company in accordance with terms and conditions established by the Board.

      (b) The rights of repurchase and recovery under this Section 12 shall be exercisable by the Company only during the 180-day period following a participant's termination of employment or service.

13. Withholding.

      The Company shall have the right to deduct any taxes required by law to be withheld in respect of grants under the Plan from amounts paid to a participant in cash as salary, bonus or other compensation. In the Board's discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant, or to tender to the Company, a number of shares of Common Stock the aggregate Fair Market Value of which does not exceed the minimum required withholding rate for federal (including FICA), state and local tax liabilities. Any such election must be in a form and manner prescribed by the Board.


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14. Construction of the Plan.

      The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely by the Board. Any determination by the Board shall be final and binding on all participants. The Plan shall be governed in accordance with the laws of the State of Florida, without regard to the conflict of law provisions of such laws.

15. No Right to Grant; No Right to Employment.

      No person shall have any claim of right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries or as giving any consultant, advisor or director of the Company or any of its subsidiaries any right to continue to serve in such capacity.

16. Grants Not Includable for Benefit Purposes.

      Income recognized by a participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the participant which are maintained by the Company or any of its subsidiaries, except as may be provided under the terms of such plans or determined by resolution of the Board.

17. No Strict Construction.

      No rule of strict construction shall be implied against the Company, the Board or any other person in the interpretation of any of the terms of the Plan, any grant made under the Plan or any rule or procedure established by the Board.

18. Captions.

      All Section headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

19. Severability.

      Whenever possible, each provision in the Plan and every grant under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any grant under the Plan shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions of the Plan and every other grant under the Plan shall remain in full force and effect.

20. Legends.

      All certificates for Common Stock delivered under the Plan shall be subject to such transfer and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Common Stock is then listed or quoted and any applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.


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21. Amendment.

      The Board may, by resolution, amend or revise the Plan, except that such action shall not be effective without shareholder approval if such shareholder approval is required to maintain the compliance of the Plan and/or grants made to directors, executive officers or other persons with Rule 16b-3 promulgated under the Exchange Act or any successor rule. The Board may not modify any Options previously granted under the Plan in a manner adverse to the holders thereof without the consent of such holders, except in accordance with the provisions of Sections 8, 10 or 22.

22. Modification for Grants Outside the U.S.

      The Board may, without amending the Plan, determine the terms and conditions applicable to grants of Options to participants who are foreign nationals or employed outside the United States in a manner otherwise inconsistent with the Plan if the Board deems such terms and conditions necessary in order to recognize differences in local law or regulations, tax policies or customs.

23. Effective Date; Termination of Plan.

      Upon approval by the Company's shareholders, the Plan shall be effective as of September 7, 2001, the date the Plan was adopted by the Board. The Plan shall terminate on September 6, 2011, unless it is earlier terminated by the Board. Termination of the Plan shall not affect previous grants under the Plan.


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